Exhibit 99.1

NextNRG to Be Added to Russell 2000® and Russell 3000® Indexes

Inclusion Highlights Nationwide Expansion of Distributed Energy Generation

MIAMI, FL – June 11, 2025  – NextNRG, Inc. (NASDAQ: NXXT), a pioneer in AI-powered energy innovation, today announced its inclusion in the Russell 2000® and Russell 3000® Indexes, according to a list of additions published by FTSE Russell. The Company leverages advanced technologies—including its Next Utility Operating System®, smart microgrid infrastructure, wireless EV charging, and on-demand mobile fuel delivery—to transform how energy is produced, managed, and delivered.

The official reconstitution will take effect after market close on Friday, June 27, 2025. Trading in the reconstituted indexes will begin on Monday, June 30, 2025.

The Russell indexes are widely used by investment managers and institutional investors for index-based funds and benchmarking. FTSE Russell estimates that approximately $10.6 trillion in assets are benchmarked to the Russell U.S. indexes.

“This recognition marks an important milestone in our continued growth,” said Michael D. Farkas, Founder and CEO of NextNRG. “We believe that inclusion in the Russell indexes reflects our disciplined execution and growing investor recognition of NextNRG’s unique position at the convergence of efficient energy, intelligent mobility, and AI-powered infrastructure. As we scale transformative projects across the country, this expanded visibility will support deeper institutional engagement and long-term value creation.”

The Russell index reconstitution ranks the 3,000 largest U.S. stocks by total market capitalization. Companies included in the all-cap Russell 3000® Index are automatically assigned to the large-cap Russell 1000® or small-cap Russell 2000® Index, as well as relevant growth and value indexes.

NextNRG’s addition to the Russell indexes follows strong quarterly growth and strategic progress across key markets, including new state expansion, enterprise partnerships, and continued advancement of its proprietary energy infrastructure platform.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Next Utility Operating System®, which leverages AI and ML to help make existing utilities’ energy management as efficient as possible; and the deployment of NextNRG smart microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs and improve grid resiliency. These microgrids are designed to serve commercial properties, healthcare campuses, universities, parking garages, rural and tribal lands, recreational facilities, and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV, providing fuel delivery while advancing efficient energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com